UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As previously reported, on November 19, 2012, NII Holdings, Inc. (the “Company”) announced that Sergio Borges Chaia would no longer serve as the Company's President, Nextel Brazil. In connection with Mr. Chaia leaving the Company, the Company and Mr. Chaia entered into an Instrument of Termination of the Employment Agreement and Other Covenants dated December 10, 2012 (the “Instrument of Termination”).

In accordance with the Instrument of Termination, Mr. Chaia will receive a severance payment of approximately BR$1,904,453, a payment of BR$1,377,150 pursuant to Brazilian law, and other customary benefits as outlined in the Instrument of Termination.

The foregoing description is qualified in its entirety by reference to the Instrument of Termination, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Instrument of Termination dated December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: December 14, 2012	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Instrument of Termination dated December 10, 2012